                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             EQUITRAC CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              EQUITRAC CORPORATION

                          836 Ponce de Leon Boulevard
                          Coral Gables, Florida 33134

                          ---------------------------

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 25, 1996

                          ---------------------------

Dear Fellow Shareholders:

     You are cordially invited to attend the Company's 1996 Annual Meeting of Shareholders to be held at 11:00 a.m. on Thursday, July 25, 1996 at the Colonnade Hotel, 180 Aragon Avenue, Coral Gables, Florida 33134.

     The proposals to be acted upon include the election of directors and other business as may be properly brought before the meeting and each adjournment thereof. Your Board of Directors urges you to read the accompanying proxy statement and recommends that you vote "FOR" Proposal No. 1.

     All shareholders are cordially invited to attend, although only shareholders of record at the close of business on June 7, 1996 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     It is important that your shares be represented at the Annual Meeting. Accordingly, even if you plan to attend the Annual Meeting, please sign, date and promptly mail the enclosed proxy card in the postage-prepaid envelope.

     A copy of the Company's 1996 Annual Report to Shareholders, which includes certified financial statements, is enclosed. On behalf of the Board of Directors, thank you for your cooperation and continued support.



                                      Sincerely,

                                      /s/ John T. Kane
                                      ----------------------------------
                                      John T. Kane
                                      Chairman of the Board of Directors

Coral Gables, Florida
June 21, 1996

                              EQUITRAC CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 25, 1996


                               -----------------

                                PROXY STATEMENT

                               -----------------

     This Proxy Statement is furnished to the shareholders of Equitrac Corporation (the "Company") in connection with the solicitation of proxies to be used in voting at the 1996 Annual Meeting of Shareholders (the "Annual Meeting") to be held at 11:00 a.m. on July 25, 1996 at the Colonnade Hotel, 180 Aragon Avenue, Coral Gables, Florida 33134. The proxy materials were mailed on or about June 21, 1996 to shareholders of record at the close of business on June 7, 1996. The complete mailing address of the Company's principal executive offices is 836 Ponce de Leon Boulevard, Coral Gables, Florida 33134.

                          INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving a proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date. No revocation will be effective, however, until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone and facsimile. They will receive no compensation therefor in addition to their regular salaries. Arrangements will be made with banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in so doing.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted for the election of the five directors named below and for such other business as may be properly brought before the Meeting and each adjournment thereof. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

                         VOTING SECURITIES OUTSTANDING

     Only holders of record of Common Stock at the close of business on June 7, 1996 will be entitled to vote at the Annual Meeting. At that date, there were 3,392,900 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters on which shareholders may vote.

     The presence in person or by proxy of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. To be elected, directors must receive a plurality of the votes cast by holders of shares of Common Stock present or represented at the Annual Meeting. Abstentions are considered as shares present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes "for" or "against" any matter. The Company will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefor would not be considered by the Company when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

                             ELECTION OF DIRECTORS

                                  (ITEM NO. 1)

     Five directors are to be elected by the holders of the outstanding Common Stock. The persons named in the enclosed proxy will vote shares of Common Stock for the election of the nominees named below, unless such proxy directs otherwise. The nominees named below will serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. The Board of Directors does not expect that any of the nominees named in this proxy will be unable to stand for election, but, in the event that vacancies in the slate of nominees should occur unexpectedly, the shares represented by the proxies will be voted for substitutes chosen by the Board of Directors.

                        INFORMATION CONCERNING DIRECTORS

     Information concerning the names, ages, positions with the Company and business experience of the Company's current directors, each of whom is a nominee for director, is set forth below.


                                                          DIRECTOR
NAME                     AGE           POSITION            SINCE
- ----                     ---           --------           --------
                              Chairman of the Board
John T. Kane(2)          52   President, Chief Executive    1978
George P. Wilson(2)      52   Officer and Director          1978
James F. Courbier(1)(3)  53   Director                      1979
Marc M. Watson(1)(2)(3)  50   Director                      1992
Peter Marx(1)            54   Director                      1992

- -----------------------

(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Stock Option Committee

     JOHN T. KANE is the founder of the Company, has served as the Company's Chairman of the Board since its inception in January 1978 and was President of the Company from its inception until October 1989.

     GEORGE P. WILSON has been President, Chief Executive Officer and Director of the Company since October 1989. Mr. Wilson served as Executive Vice President of the Company from 1978 through October 1989.

     JAMES F. COURBIER has served as a director of the Company since 1979. Mr. Courbier has been a private investor for more than five years.

     MARC M. WATSON was elected as a director in April 1992. Mr. Watson has been the Chairman of the Board of Sano Corporation, a pharmaceutical company, since August 1994. Mr. Watson has been Of Counsel to the law firm of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. since March 1990.

     PETER MARX was elected as a director in July 1992. Mr. Marx has been engaged in the practice of law for more than five years.

MEETINGS AND COMPENSATION

     During the fiscal year ended February 29, 1996 ("Fiscal 1996"), the Board of Directors of the Company met on four occasions. During Fiscal 1996, each of the Directors attended at least 75% of the meetings of the Board of Directors and the committees on which he served, except Mr. Watson who attended 50% of such meetings. The Company's nonemployee directors each receive a fee of $750 ($1,500 for directors who reside outside of the South Florida area) for attendance at each meeting of the Board of Directors. In addition, nonemployee directors are eligible for stock option grants under the Company's Directors Stock Option Plan, under which options to purchase 1,000 shares of common stock will be granted to each such director upon his reelection, exercisable at the fair market value of the common stock on the date of grant. The Company's nonemployee directors are reimbursed by the Company for their travel expenses incurred in connection with their attendance at meetings. In addition, James
F. Courbier, a director of the Company, received approximately $72,000 in Fiscal 1996 for consulting services.

     The Audit Committee, which met two times in Fiscal 1996, is responsible for recommending to the Board the engagement of independent accountants, reviewing the scope of and budget for the annual audit and reviewing with the independent accountants the results of the audit engagement, including the financial statements of the Company. The Audit Committee also considers such other matters relating to the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting.

     The Compensation Committee, which met one time in Fiscal 1996, reviews and reports to the Board on all matters involving compensation of employees and management.

     The Stock Option Committee, which met one time in Fiscal 1996, recommends to the Board the adoption and implementation of stock option plans and oversees administration of the Company's present stock option plan.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Compliance with Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the best of the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during Fiscal 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that one report covering one transaction was filed late by John P. Jones.

                        SECURITY OWNERSHIP OF PRINCIPAL
                          SHAREHOLDERS AND MANAGEMENT

The following table sets forth, as of June 7, 1996, the number and percentage of outstanding shares of Common Stock beneficially owned by (a) each person known by the Company to beneficially own more than 5% of such stock, (b) each director of the Company, (c) each of the Named Officers (defined below) and (d) all directors and executive officers of the Company as a group:

                                                                      SHARES         PERCENT
NAME OF BENEFICIAL OWNER                                        BENEFICIALLY OWNED    OWNED
- ------------------------                                       --------------------  -------
John T. Kane.................................................  1,020,600  (1)(3)       29.7%

George P. Wilson.............................................    648,000  (2)(3)       18.9%

Fidelity Low-Priced Stock Fund...............................    205,500  (4)           6.1%

Peak Investment Limited Partnership..........................    185,500  (5)           5.5%

James F. Courbier............................................     48,000  (3)           1.4%

Marc M. Watson...............................................     38,000  (3)           1.1%

Peter Marx...................................................     18,000  (3)              *

Scott J. Modist..............................................     32,000  (3)              *

Patrick J. Raftery...........................................     17,500  (3)              *

John P. Jones................................................     11,400  (3)              *

All directors and executive officers as a group (10 persons).  1,865,000  (3)          51.4%

- -------------------------
*  Represents less than 1% of the Company's outstanding Common Stock

(1) Includes (i) 885,752 shares of Common Stock directly owned and (ii) 84,848 shares of Common Stock owned by Mr. Kane's children.

(2) Includes (i) 456,586 shares of Common Stock directly owned and (ii) 141,414 shares owned by a general partnership, the sole managing partner of which is a corporation all the outstanding stock of which is owned by Mr. Wilson.

(3) Includes shares of Common Stock subject to stock options exercisable as of June 7, 1996 or within 60 days thereof in the following amounts: John
     T. Kane (50,000), George P. Wilson (50,000), James F. Courbier (8,000), Marc M. Watson (36,000), Peter Marx (18,000), Scott J. Modist (32,000), Patrick J. Raftery (15,700), John P. Jones (8,800) and all directors and executive officers as a group (240,600).

(4) Based solely upon Schedule 13(g) filed by the beneficial owner on February 14, 1996, to report beneficial ownership as of December 31, 1995, and other institutional holding reports.

(5) Based solely upon Schedule 13(d) filed by the beneficial owner on February 2, 1994, to report beneficial ownership as of January 28, 1994.

The addresses of John T. Kane and George P. Wilson, both of whom are beneficial owners of more than 5% of the Company's Common Stock is c/o Equitrac Corporation, 836 Ponce de Leon Boulevard, Coral Gables, Florida 33134. The address of Fidelity Low-Priced Stock Fund, a beneficial owner of more than 5% of the Company's Common Stock, is 82 Devonshire Street, Boston, Massachusetts 02109. The address of Peak Investment Limited Partnership, a beneficial owner of more than 5% of the Company's Common Stock, is One Financial Center, Suite 1600, Boston, Massachusetts 02111.

   COMPENSATION AND STOCK OPTION COMMITTEES REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors and the Company's Stock Option Plan is administered by the Stock Option Committee of the Board of Directors. The Committees' general philosophy with respect to compensation of its executive officers has been to offer competitive compensation programs designed to attract and retain key executives critical to the long-term success of the Company and to recognize an individual's contribution and personal performance.

     The Company compensates its executives through a mix of short-term and long-term compensation programs. The principal components of executive compensation are base salary, an annual bonus program or, in the case of marketing and sales personnel, sales commissions, and stock options. The Company believes that this balanced approach to compensation helps the Company attract and retain executives and rewards executives for their collective and individual contribution to the leadership and short-term and long-term growth and profitability of the Company.

Base Salaries

     Base salaries are initially determined by evaluating the responsibilities of the position held and by reference to the competitive marketplace for executive talent through review of an individual's background and overall experience and expertise in the Company's line of business and the salaries of similarly situated executives. The Company believes that it is competitive with respect to initial base salaries.

     In evaluating base salary increases, as well as total compensation, the Compensation Committee evaluates individual performance, inflation rates and the salary levels prevailing at companies which are similar to the Company. Increases to base salaries are also influenced by the performance of the Company and the individual against established goals and objectives. The Compensation Committee examines a number of financial indicators of corporate performance, including results of revenues, net profits, earnings per share and return on stockholders' investment in setting base salaries.

     The compensation of George Wilson, the Company's President and Chief Executive Officer, and John T. Kane, the Company's Chairman of the Board, was determined by the Compensation Committee and the Board of Directors based upon the previous employment agreements of Messrs. Wilson and Kane, individual performance and financial indicators of corporate performance.

Annual Bonus

     The Company maintains an annual incentive compensation program which provides for the payment of cash bonuses to executive officers and other key employees of the Company based upon Company's financial performance and individual performance. While these bonus awards are based upon annual bonus targets, the Committee strives to align the bonus plan targets with the Company's long-term goals so that strategic focus is maintained.

Options

     The Committees believe that a significant portion of executive compensation should be comprised of long-term incentives which encourage strategic management decision-making. The Company's Stock Option Plan provides such an incentive through the award of stock options to executive officers and other key employees. The Stock Option Plan is administered by the Stock Option Committee, which is comprised of Marc M. Watson and James F. Courbier, outside directors of the Company, who consider the recommendations of Messrs. Kane and Wilson with respect to stock option grants to management and other employees.





Compensation Committee                   Stock Option Committee
     John T. Kane                            Marc M. Watson
   George P. Wilson                        James F. Courbier
    Marc M. Watson

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of Marc M. Watson, John T. Kane and George P. Wilson. John T. Kane and George P. Wilson are executive officers of the Company who serve on the Compensation Committee. Neither Mr. Kane nor Mr. Wilson participate in discussions regarding their own compensation or performance appraisals.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended February 29, 1996 and February 28, 1995 and 1994, earned by, paid or awarded to the persons who were, at February 29, 1996 (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE


                                                                               LONG-TERM
                                                   ANNUAL COMPENSATION        COMPENSATION
                                             -------------------------------  ------------
                                     FISCAL                     OTHER ANNUAL     STOCK        ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR    SALARY    BONUS   COMPENSATION   OPTIONS      COMPENSATION(1)
- ---------------------------          ------  --------  -------  ------------  ------------  ---------------
George P. Wilson                     1996    $322,560  $  -     $    -        15,000            $68,515
President and Chief                  1995    $313,182  $  -     $    -          -               $67,041
 Executive Officer                   1994    $303,412  $  -     $    -        20,000            $69,227

John T. Kane                         1996    $322,560  $  -     $    -        15,000            $65,251
Chairman of the Board                1995    $313,182  $  -     $    -          -               $63,776
 of Directors                        1994    $303,412  $  -     $    -        20,000            $65,278

Scott J. Modist                      1996    $115,054  $11,500  $    -        12,000            $ 5,681
Vice President - Finance, Treasurer  1995    $109,182  $ 5,000  $    -          -               $ 4,542
 and Chief Financial Officer         1994    $ 99,008  $ 5,000  $    -        5,000             $ 4,267

Patrick J. Raftery                   1996    $224,546  $  -     $    -        7,500             $ 7,496
Vice President - Sales,              1995    $237,358  $5,000   $    -          -               $ 5,230
 U.S. Professional Division          1994    $177,542  $  -     $    -        4,000             $ 4,085

John P. Jones                        1996    $154,146  $  -     $    -        4,000             $ 7,788
Vice President - Sales               1995    $162,820  $  -     $    -          -               $ 5,522
 International Division              1994    $133,369  $  -     $    -        2,000             $ 5,566





- --------------------------

(1) This column is composed of (a) Company contributions to the 401(k) Plan for Messrs. Modist, Raftery and Jones in Fiscal 1996, 1995, and 1994; (b) Company contributions to the 401(k) Plan for Mr. Wilson in the amounts of $9,046, $7,569 and $9,071 in Fiscal 1996, 1995 and 1994, respectively, and for Mr. Kane in the amounts of $9,046, $7,569, and $9,071 in Fiscal 1996, 1995 and 1994, respectively, and (c) the payment of life insurance policy premiums for Mr. Wilson in the amount of $59,469, $59,472, and $60,156 in Fiscal 1996, 1995 and 1994, respectively, and life insurance policy premiums for Mr. Kane in the amount of $56,205 in Fiscal 1996 and $56,207 in Fiscal 1995 and 1994.

                                 OPTION GRANTS

     The following table provides information regarding the grants of stock options to the Named Officers in Fiscal 1996. In addition, in accordance with SEC regulations, hypothetical gains of 5% and 10% required by the SEC are shown for these stock options. These hypothetical gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date the stock options were granted over the full option term of ten years.

                       OPTION GRANTS IN FISCAL YEAR 1996


                                                                                  POTENTIAL REALIZABLE
                                               INDIVIDUAL GRANTS                    VALUE AT ASSUMED
                    -------------------------------------------------------------      ANNUAL RATE
                                 PERCENT OF                                          OF STOCK PRICE
                                  OPTIONS                                            APPRECIATION FOR
                     NUMBER OF   GRANTED TO                                           OPTION TERM (2)
                      OPTIONS    EMPLOYEES IN      EXERCISE          EXPIRATION   --------------------
NAME                 GRANTED     FISCAL YEAR       PRICE (1)            DATE           5%         10%
- ----                ---------  --------------      ---------      ---------------      --         --
George P. Wilson     15,000         14.5%            $4.25           May 9, 2005    $40,500    $101,550
John T. Kane         15,000         14.5%            $4.25           May 9, 2005     40,500     101,550
Scott J. Modist      12,000         11.6%            $4.25           May 9, 2005     32,040      81,240
Patrick J. Raftery    7,500          7.2%            $4.25           May 9, 2005     20,025      50,775
John P. Jones         4,000          3.9%            $4.25           May 9, 2005     10,680      27,080

(1)  Exercise price represents fair market value at date of grant.

(2) If the 5% or 10% annual compound stock price appreciation shown in the table were to occur, the price of the stock would be $6.92 or $11.02, respectively, on May 9, 2005 and the appreciation in the market value of the Company's outstanding Common Stock would be $9,059,043 and $22,969,933, respectively. The appreciation during this period realized by the Named Officers from these stock options would be 1.6% of the gain to all shareholders under these two cases. The use of 5% and 10% rates set by the SEC is not intended by the Company to forecast possible future appreciation of the Company's stock price.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END 1996 OPTION VALUES

     The following table provides information, with respect to the Named Officers, regarding options exercised in Fiscal 1996 and the number and value of unexercised options held as of the end of Fiscal 1996.



                    NUMBER OF                     NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                     SHARES                       UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS AT
                    ACQUIRED      VALUE         FISCAL YEAR-END 1996 (#)       FISCAL YEAR-END 1996 ($) (3)
                       ON        REALIZED      ---------------------------  -----------------------------------
NAME                EXERCISE      ($) (1)      EXERCISABLE   UNEXERCISABLE  EXERCISABLE      UNEXERCISABLE
- ----                --------  ---------------  ------------  -------------  -----------  ----------------------
George P. Wilson       0             0            50,000           -           24,375              -
John T. Kane           0             0            50,000           -           24,375              -
Scott J. Modist        0             0            32,000           -           19,500              -
Patrick J. Raftery     0             0            15,700           -           29,408              -
John P. Jones        2,800        10,570           8,800           -           17,980              -

(1) The "value realized" represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes which may have been owed.

(2) "In-the-money" options are options whose exercise price was less than the market price of Common Stock at February 29, 1996.

(3) Amounts reflect unrealized gains on outstanding stock options based on a fair market value of $5.875 for the Common Stock, as determined by the closing price on February 29, 1996, as reported by NASDAQ.

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the cumulative total return of the Company's Common Stock, with the NASDAQ stock market index (U.S. and foreign) and the NASDAQ Computer and Data Processing index from June 1992, when the Company went public, to February 29, 1996. The graph assumes that the value of the investment in the Company and each index was $100 on June 12, 1992 (date of the Company's initial public offering of Common Stock), and that all dividends are reinvested.



                                   [GRAPH]



             02/28/91   02/28/92   02/26/93   02/28/94   02/28/95   02/29/96
             --------   --------   --------   --------   --------   --------
                                     97.7       51.1       45.5       53.4
               77.9      111.1      118.2      140.6      140.7      193.1
               69.5      116.7      114.9      129.9      156.3      238.2




                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS


     The firm of Coopers & Lybrand, LLP, independent public accountants, served as the Company's independent public accountants for the fiscal year ended February 29, 1996. One or more representatives of Coopers & Lybrand, LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

                              CERTAIN TRANSACTIONS

     The Company's corporate headquarters are located in a building owned by a partnership in which Messrs. John T. Kane and George P. Wilson, directors and principal shareholders of the Company and James F. Courbier, director of the Company, each own a one-third interest. The Company has occupied these premises since 1986. In September 1990, the Company entered into a lease agreement that expires on September 30, 2000 which provides for monthly rent of approximately $33,000, annual rent increases based on increases in the Consumer Price Index and the payment by the Company of all insurance and utilities. The Company believes that the terms of the lease are no less favorable to the Company than could have been obtained in an arm's length transaction with a third party at the time the lease was executed.

     In connection with the Company's stock repurchase program, the Company repurchased 34,000 shares of its Common Stock from James F. Courbier for an aggregate purchase price of $189,125 on January 23, 1996. The repurchase price was determined based upon the fair market value of the Company's Common Stock at the time of the transaction.

     James F. Courbier, a director of the Company, received approximately $72,000 in Fiscal 1996 for consulting services.

                             SHAREHOLDERS PROPOSALS

     Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, any proposal by a shareholder intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company no later than February 22, 1997, for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be presented at the Annual Meeting. Should any unanticipated business properly come before the Annual Meeting, however, it is intended that the holders of proxies solicited hereby will vote thereon at their discretion.

     The Company's Annual Report to its shareholders is being mailed with this proxy statement; however, the Annual Report does not form a part of this proxy statement or the Company's solicitation of proxies.

     The above notice and proxy statement are sent by order of the Board of Directors.



                                                    /s/ John Kane
                                                    -----------------------
                                                    John T. Kane
                                                    Chairman

Coral Gables, Florida
June 21, 1996

                                                                    Appendix A

                              EQUITRAC CORPORATION
                PROXY FOR 1996 ANNUAL MEETING OF SHAREHOLDERS
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned holder of shares of Common Stock of EQUITRAC CORPORATION, a Florida corporation (the "Company"), hereby appoints John T. Kane and George P. Wilson, and each or either of them, the proxy or proxies of the undersigned, with full power of substitution to such proxy and substitute, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the 1996 Annual Meeting of Shareholders of the Company to be held at the Colonnade Hotel, 180 Aragon Avenue, Coral Gables, Florida 33134, at 11:00 a.m., local time, on July 25, 1996 and at any and all adjournments thereof with authority to vote said Common Stock on the matters set forth below:
    The shares of Common Stock represented by this Proxy will be voted in the manner directed herein by the undersigned shareholder, who shall be entitled to one vote for each share of Common Stock held. If no direction is made, this Proxy will be voted for each item listed below.
    The Board of Directors recommends a vote FOR this proposal.
1.  ELECTION OF DIRECTORS
    / / FOR all nominees listed below              / / WITHHOLD AUTHORITY
        (except as marked to the contrary              to vote for all nominees
         below).                                       listed below.
     John T. Kane, George P. Wilson, James F. Courbier, Marc M. Watson
                                and Peter Marx
INSTRUCTION: To withhold authority for any individual nominee, strike a line through the nominee's name above.
2. In their discretion, the proxies are authorized to vote upon such other business as may be properly brought before the meeting and each adjournment thereof.
               (Continued and to be signed on the other side)


                       (Continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE MATTERS MENTIONED.

                                    Dated:________________________, 1996


                                    ------------------------------------
                                                (Signature)


                                    ------------------------------------
                                                (Signature)

                                    Please sign your name exactly as it
                                    appears on the left. Executors,
                                    administrators, trustees, guardians,
                                    attorneys and agents should give their
                                    full titles and submit evidence of
                                    appointment unless previously furnished
                                    to the Company or its transfer agent.
                                    All joint owners should sign.

                                    PLEASE MARK, DATE, SIGN AND RETURN USING
                                      THE ENCLOSED ENVELOPE. YOUR PROMPT
                                         ATTENTION WILL BE APPRECIATED.